    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1997


                                                      Registration No. 333-35021
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 TELETRAC, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    4812                                   48-1172403
      (State or other jurisdiction              (Primary Standard Industrial              (I.R.S. Identification No.)
           of incorporation)                Employer Classification Code Number)

                            ------------------------

                               2323 GRAND STREET
                                   SUITE 1100
                             KANSAS CITY, MO 64108
                                 (816) 474-0055
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------

                            KAREN C. WIEDEMANN, ESQ.
                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10111
                                 (212) 841-5700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                  TITLE OF EACH                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
             CLASS OF SECURITIES TO                   AMOUNT TO BE          OFFERING           AGGREGATE           AMOUNT OF
                  BE REGISTERED                        REGISTERED      PRICE PER NOTE(1)   OFFERING PRICE(1)    REGISTRATION FEE
14% Senior Notes due 2007........................     $105,000,000            100%            $105,000,000         $31,818.18

(1) Estimated solely for the purpose of calculating the registration fee.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        3.1    Restated Certificate of Incorporation, dated September 18, 1995.**
        3.2    Certificate of Amendment to Restated Certificate of Incorporation, dated December 4, 1996.**
        3.3    By-laws, adopted as of November 14, 1995**
        4.1    Indenture between the Registrant and Norwest Bank Minnesota, National Association, as Trustee, dated
               August 6, 1997.**
        4.2    Registration Rights Agreement, dated August 6, 1997, among the Registrant, Teletrac Holdings, Inc.,
               Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc.**
          5    Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol**
       10.1    VLU Production Agreement, dated as of September 6, 1996, between Tadiran, Ltd. and the Registrant.*
       10.2    Amendment to VLU Production Agreement, dated as of May 28, 1997, between Tadiran, Ltd. and the
               Registrant.*
       10.3    Mobile Data Terminal Purchase Agreement, dated as of February 8, 1996, between Micronet, Inc. and the
               Registrant.*
       10.4    Amendment to Mobile Data Terminal Purchase Agreement, dated September 16, 1996, between Micronet,
               Inc. and the Registrant.*
       10.5    Value Added Reseller License Agreement, dated June 3, 1997, between Etak, Inc. and the Registrant.*
       10.6    Pledge Agreement, dated August 6, 1997, between the Registrant and Norwest Bank Minnesota, National
               Association, as Collateral Agent.**
       10.7    Stock Purchase Agreement, dated as of December 6, 1996, by and among Teletrac, Inc. and certain
               Investors named therein.**
       10.8    Stockholder's Agreement, dated as of December 6, 1996, by and among Teletrac, Inc. and certain
               Stockholders named therein.**
       10.9    Amended and Restated Registration Rights Agreement, dated as of December 6, 1996, by and among the
               Company and certain Stockholders named therein.**
      10.10    Exchange Agreement, dated as of July 31, 1997, among Teletrac, Inc., Teletrac Holdings, Inc. and certain Stockholders named therein.**
      10.11    Credit Agreement, dated as of September 18, 1997, among Teletrac, Inc., Banque Paribas, as
               Administrative Agent, and Fleet National Bank, as Documentation Agent.**
      10.12    Unlimited Guaranty, dated September 18, 1997, by Teletrac Holdings, Inc. to and with Fleet National
               Bank, as Agent.**
      10.13    Security and Pledge Agreement, dated September 18, 1997, by and between Teletrac, Inc. and Fleet
               National Bank, as Agent.**
      10.14    Securities Pledge Agreement, dated as of September 18, 1997, by and between Teletrac Holdings, Inc.
               and Fleet National Bank, as Agent.**

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
      10.15    Equity Holder Agreement, dated as of September 18, 1997, among Banque Paribas, Fleet National Bank and Teletrac, Holdings, Inc.**
       21.1    Subsidiaries of Registrant**
       23.1    Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in their opinion filed as Exhibit
               5)**
       23.2    Consent of Arthur Andersen LLP
       23.3    Consent of Coopers & Lybrand LLP
       24.1    Power of Attorney of the Board of Directors (included in the Signature Page)**
         25    Statement on Form T-1 of Eligibility of Trustee**
       99.1    Form of Letter of Transmittal**
       99.2    Form of Notice of Guaranteed Delivery**
       99.3    Form of Exchange Agent Agreement between the Registrant and Norwest Bank Minnesota, National
               Association, dated as of [         ]**


------------------------

 * Certain information in this Exhibit is deleted pursuant to a request with the Securities and Exchange Commission for confidential treatment.

**  Previously filed.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on November 4, 1997.



                                TELETRAC, INC.
                                /S/ JAMES A. QUEEN
                                ---------------------------------------------
                                James A. Queen
                                Chairman of the Board of Directors,
                                Chief Executive Officer, and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman Of The Board,
      /s/ JAMES A. QUEEN          Chief Executive Officer
------------------------------    and Director (Principal     November 4, 1997
        James A. Queen            Executive Officer)

                                Vice President Of
       /s/ ALAN B. HOWE           Finance and Corporate
------------------------------    Development(Principal       November 4, 1997
         Alan B. Howe             Financial Officer)

     /s/ CHARLES SCHEIWE
------------------------------  Controller (principal         November 4, 1997
       Charles Scheiwe            Accounting Officer)

------------------------------  Director
        Sanford Anstey

              *
------------------------------  Director                      November 4, 1997
        Robert Benbow

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *
------------------------------  Director                      November 4, 1997
       David J. Berkman

              *
------------------------------  Director                      November 4, 1997
      Michael A. Greeley

              *
------------------------------  Director                      November 4, 1997
     Michael Markbreiter

              *
------------------------------  Director                      November 4, 1997
        Marc H. Michel

------------------------------  Director                      November 4, 1997
        Brian A. Rich

------------------------------                                November 4, 1997
      * Attorney-in-fact

                                 EXHIBIT INDEX



EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        3.1    Restated Certificate of Incorporation, dated September 18, 1995.**
        3.2    Certificate of Amendment to Restated Certificate of Incorporation, dated December 4, 1996.**
        3.3    By-laws, adopted as of November 14, 1995**
        4.1    Indenture between the Registrant and Norwest Bank Minnesota, National Association, as Trustee, dated
               August 6, 1997.**
        4.2    Registration Rights Agreement, dated August 6, 1997, among the Registrant, Teletrac Holdings, Inc.,
               Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc.**
          5    Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol**
       10.1    VLU Production Agreement, dated as of September 6, 1996, between Tadiran, Ltd. and the Registrant.*
       10.2    Amendment to VLU Production Agreement, dated as of May 28, 1997, between Tadiran, Ltd. and the
               Registrant.*
       10.3    Mobile Data Terminal Purchase Agreement, dated as of February 8, 1996, between Micronet, Inc. and the
               Registrant.*
       10.4    Amendment to Mobile Data Terminal Purchase Agreement, dated September 16, 1996, between Micronet,
               Inc. and the Registrant.*
       10.5    Value Added Reseller License Agreement, dated June 3, 1997, between Etak, Inc. and the Registrant.*
       10.6    Pledge Agreement, dated August 6, 1997, between the Registrant and Norwest Bank Minnesota, National
               Association, as Collateral Agent.**
       10.7    Stock Purchase Agreement, dated as of December 6, 1996, by and among Teletrac, Inc. and certain
               Investors named therein.**
       10.8    Stockholder's Agreement, dated as of December 6, 1996, by and among Teletrac, Inc. and certain
               Stockholders named therein.**
       10.9    Amended and Restated Registration Rights Agreement, dated as of December 6, 1996, by and among the
               Company and certain Stockholders named therein.**
      10.10    Exchange Agreement, dated as of July 31, 1997, among Teletrac, Inc., Teletrac Holdings, Inc. and certain Stockholders named therein.**
      10.11    Credit Agreement, dated as of September 18, 1997, among Teletrac, Inc., Banque Paribas, as
               Administrative Agent, and Fleet National Bank, as Documentation Agent.**
      10.12    Unlimited Guaranty, dated September 18, 1997, by Teletrac Holdings, Inc. to and with Fleet National
               Bank, as Agent.**
      10.13    Security and Pledge Agreement, dated September 18, 1997, by and between Teletrac, Inc. and Fleet
               National Bank, as Agent.**
      10.14    Securities Pledge Agreement, dated as of September 18, 1997, by and between Teletrac Holdings, Inc.
               and Fleet National Bank, as Agent.**
      10.15    Equity Holder Agreement, dated as of September 18, 1997, among Banque Paribas, Fleet National Bank and Teletrac, Holdings, Inc.**
       21.1    Subsidiaries of Registrant**
       23.1    Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in their opinion filed as Exhibit
               5)**
       23.2    Consent of Arthur Andersen LLP
       23.3    Consent of Coopers & Lybrand LLP

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       24.1    Power of Attorney of the Board of Directors (included in the Signature Page)**
         25    Statement on Form T-1 of Eligibility of Trustee**
       99.1    Form of Letter of Transmittal**
       99.2    Form of Notice of Guaranteed Delivery**
       99.3    Form of Exchange Agent Agreement between the Registrant and Norwest Bank Minnesota, National
               Association, dated as of [         ]**


------------------------

 * Certain information in this Exhibit is deleted pursuant to a request with the Securities and Exchange Commission for confidential treatment.

**  Previously filed.